Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Costco Wholesale Corporation (the “Company”) on Form 10-Q for the quarter ended February 12, 2012 (the “Report”), I, W. Craig Jelinek , President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. CRAIG JELINEK	Date: March 14, 2012
W. Craig Jelinek President and Chief Executive Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

CERTIFICATION

In connection with the Quarterly Report of Costco Wholesale Corporation (the “Company”) on Form 10-Q for the quarter ended February 12, 2012 (the “Report”), I, Richard A. Galanti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ RICHARD A. GALANTI	Date: March 14, 2012
Richard A. Galanti Executive Vice President and Chief Financial Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.